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                                   EXHIBIT 99


FOR IMMEDIATE RELEASE                                  Contact: Ann Oliver
                                                               (310) 556-2830


INTERNATIONAL MOVIE GROUP REPORTS BANKRUPTCY FILING

LOS ANGELES, CA, SEPTEMBER 11, 1996 -- International Movie Group today reported that, at the request of the Company, an order by the U.S. Bankruptcy Court (Central District of California) was entered on September 3rd, converting previously filed involuntary cases under Chapter 7 of the Bankruptcy Code against the Company and its subsidiaries to Chapter 11 cases. This conversion to Chapter 11, from which the Company plans to emerge via a reorganization, is part of the financial reorganization of the Company. Current management remains in place pending the confirmation of a Chapter 11 plan of reorganization.